                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated January 26, 1996, in the Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A) and related Prospectus of the State Bond Common Stock Fund.


                                                /s/ Ernst & Young LLP


                                                    Ernst & Young LLP

Kansas City, Missouri
February 26, 1996

INDEPENDENT AUDITORS' CONSENT

Board of Directors of State Bond Equity Funds, Inc.
  and Shareholders of State Bond Common Stock Fund

We consent to the use in the Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of State Bond Common Stock Fund, filed under the Investment Company Act of 1940 and the Securities Act of 1933, of our report dated January 23, 1995 (except for Note E, dated February 16, 1995) accompanying the financial statements of State Bond Common Stock Fund for the year ended December 31, 1994, as listed in Item 24(a) of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 26, 1996